Exhibit 10.7

FORM OF PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (this “Agreement”) is dated as of (the “Grant Date”) and is by and between GENO LLC, a Delaware limited liability company (the “Company”), and                     , a resident of                     (the “Grantee”).

WHEREAS, pursuant to the Company’s Incentive Common Share Plan (the “Plan”), originally adopted as of August 7, 2007 (as amended to date), the Company is granting to the Grantee ownership interests in                 Common Shares of the Company (as more fully described herein and in the Plan, the “Incentive Common Shares”) in consideration for services performed or to be performed by the Grantee for or on behalf of the Company or any Related Company;

WHEREAS, the Company is granting the Incentive Common Shares to the Grantee to provide an incentive for the Grantee to continue to provide significant services to or on behalf of the Company or a Related Company;

WHEREAS, the Company and the Grantee have agreed that the Grantee’s rights to ownership of the Incentive Common Shares will be subject to vesting over time so that, if the Grantee’s employment or non-employee consulting or other non-employee service relationship with the Company terminates during the vesting period, the Company will have the option to require the Grantee to transfer back to the Company, without consideration, that portion of the Incentive Common Shares that has not yet vested; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Eighth Amended and Restated Limited Liability Company Agreement of GENO LLC, dated as of September 20, 2013, as amended from time to time, including all exhibits and appendices thereto (the “LLC Agreement”) or the Plan, as the context so requires.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant.

1.1 Grant of Incentive Common Shares; [Profits Interests for Tax Purposes]. The Company hereby grants to the Grantee the Incentive Common Shares, [designates such Interests as “profits interests” under the Plan, and sets the Deemed Liquidation Value with respect to each Common Share comprising such Incentive Common Shares at $         per Common Share. In accordance with the LLC Agreement, the amount distributable to the Grantee with respect to the Incentive Common Shares upon a hypothetical liquidation of the Company immediately following the grant of the Incentive Common Shares shall be zero. Based on the foregoing, it is the intent of the parties hereto that the Incentive Common Shares constitute “profits interests” for federal income tax purposes.]

1.2 Representations and Warranties. The Grantee hereby represents, warrants and certifies to the Company that:

(a) Securities Act Exemption; No Public Market; Transfer Restrictions. The Grantee acknowledges and recognizes that (i) the Incentive Common Shares are being granted under one or more of the exemptions from registration provided for in Sections 3(b) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, and may not be resold in the absence of such registration or the availability of an exemption therefrom; (ii) the offering and sale of the Incentive Common Shares has not been reviewed or approved by the United States Securities and Exchange Commission (the “SEC”) or by any state securities authority; and (iii) there will be no public market for the Incentive Common Shares, and he may therefore be required to maintain the investment in the Incentive Common Shares indefinitely. The Grantee may not sell, assign, transfer or otherwise dispose of any Incentive Common Shares at any time, except pursuant to the terms hereof and the terms of the LLC Agreement and the Plan. Unless otherwise agreed to in writing by the Company, after any sale, assignment, transfer or disposition of Incentive Common Shares hereunder, such Incentive Common Shares and the transferee thereof shall continue to be subject to this Section 1.2(a) and Sections 7, 8 and 9 to the same extent provided in such sections. In addition, the Company may require, as a condition to effectuating any such sale, assignment, transfer or disposition of such Incentive Common Shares, that such transferee agree in writing, in form acceptable to the Company, that such Incentive Common Shares shall continue to be subject to Sections 1.2(a), 7, 8 and 9 of this Agreement and any other sections of this Agreement as requested by the Company.

(b) Investment Purpose. The Grantee will hold the Incentive Common Shares for his own account and not with a view to resale or distribution of the Incentive Common Shares or any portion thereof.

(c) Restrictive Legend. The Grantee understands and acknowledges that any certificates evidencing the Incentive Common Shares will bear appropriate legends (i) prohibiting the disposition thereof except in compliance with the Securities Act and any applicable state securities laws and (ii) stating that there are other transfer restrictions contained in this Agreement, the LLC Agreement and the Plan.

(d) Domicile. The address set forth for the Grantee on the signature page to this Agreement is the Grantee’s address of domicile.

1.3 Limitation on Rights of Incentive Common Shares. The Grantee acknowledges and agrees that he or she shall not have (a) any right to vote any Incentive Common Share unless and until such Share becomes vested pursuant to the terms of the Plan and this Participation Agreement or (b) any right to information concerning the Company that otherwise might be available to the Grantee pursuant to Section 18-305 or any other provision of the Delaware Limited Liability Company Act.

2. Vesting of Incentive Common Shares.

2.1 Vesting Schedule. As of the Grant Date, one hundred percent (100%) of the Grantee’s Incentive Common Shares are subject to forfeiture as provided in Section 2.2 below. Grantee’s Incentive Common Shares shall vest in accordance with the following schedule: (i) as to 33.33% of the Incentive Common Shares, on the first anniversary of the Grant Date, (ii) as to an additional 33.33% of the Incentive Common Shares, on the second anniversary of the Grant Date, and (iii) as to the remaining 33.34% of the Incentive Common Shares, on the third anniversary of the Grant Date. All Incentive Common Shares that become vested as of a particular anniversary shall not thereafter be subject to forfeiture as provided in Section 2.2 below and shall be referred in this Agreement as “Vested Incentive Common Shares.” Unless and until Incentive Common Shares become Vested Common Shares they shall remain subject to forfeiture as provided in Section 2.2 below and shall be referred in this Agreement as “Non-Vested Incentive Common Shares.”

2.2 Forfeiture of Non-Vested Incentive Common Shares. Upon the occurrence of a Termination Event (as hereinafter defined), unless the Company otherwise agrees in writing to the Grantee, all Non-Vested Incentive Common Shares shall automatically and without further action of either the Company or the Grantee, be forfeited back to the Company by. A “Termination Event” means any of the following: (a) the Grantee’s death, (b) the Grantee’s Disability (as defined below) or (c) termination of Grantee’s employment or non-employee consulting or other non-employee service relationship with the Company. The term “Disability” shall mean, and the Grantee shall be deemed to have a “Disability” and his provision of services to the Company terminated on account thereof, and such termination will be deemed a Termination Event, if the Grantee has been unable to substantially perform the duties assigned to him by the Board of Managers (the “Board”) or a Manager due to physical or mental incapacity and such incapacity has lasted for (i) an aggregate of 120 days during any 12-month period or (ii) 90 consecutive days during any 12-month period.

2.3 Vested Incentive Common Shares. Notwithstanding anything contained in this Section 2 to the contrary, all Incentive Common Shares are subject to forfeiture with respect to Misconduct, as defined below in Section 7, committed by the Grantee.

3. Restrictions on Transfer; [“Profits Interests”.] The Grantee may not transfer any Non-Vested Incentive Common Share, except transfers of Non-Vested Incentive Common Shares to the Company as contemplated by this Agreement. The Grantee may not transfer any Vested Incentive Common Shares, other than (a) transfers of Vested Incentive Common Shares to the Company pursuant to Section 7 of this Agreement and (b) other transfers of Vested Incentive Common Shares that are expressly permitted by and made in accordance with the LLC Agreement and the Plan. The Grantee acknowledges and agrees that the Incentive Common Shares held by the Grantee are subject in all respects to the LLC Agreement. [Without in any way limiting the generality of the foregoing, the Grantee acknowledges and agrees that the Incentive Common Shares held by the Grantee are, and shall be deemed to be, “profits interests” for purposes of (and as described in) the LLC Agreement and shall be subject to all terms and restrictions applicable to the profits interests under the LLC Agreement, including, without limitation, the non-voting status of the profits interests.]

4. Incentive Common Share Certificates; Escrow. The Company will require that any Incentive Common Share certificates evidencing Incentive Common Shares be held in escrow by the Company or a third party on such terms and conditions as are approved by the Board in its reasonable discretion.

5. Adjustments. If there shall be any change in the Common Shares of the Company or in the Incentive Common Shares through merger, consolidation, reorganization, recapitalization, Common Share dividend, split, reverse split, combination or exchange of Common Shares, or the like, all of the terms and provisions of this Agreement and the Plan shall apply to any new, additional or different Common Shares or Incentive Common Shares or other securities issued to the Grantee as a result of such event (with appropriate adjustment to the Deemed Liquidation Value of such Common Shares, Incentive Common Shares or other securities), and the number of Incentive Common Shares or other securities that may be reacquired by the Company shall be appropriately adjusted.

6. Specific Enforcement. The Company and the Grantee each acknowledge that the other party will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by either the Company or the Grantee, the other party shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

7. Special Provisions Regarding Termination of Employment or Other Service-Provider Status.

7.1 Misconduct Reacquisition Option. Notwithstanding the provisions of Section 2, upon a determination by the Board or a Manager with supervisory authority over the Grantee that the Grantee has committed Misconduct (as defined below), no further installments of Non-Vested Incentive Common Shares shall become Vested Incentive Common Shares, and the Company shall have the option at any time during the 180-day period after it receives notice of such Misconduct, but not the obligation, to reacquire, without consideration, all or any portion of the Incentive Common Shares, whether such Incentive Common Shares are at that time Vested Incentive Common Shares or Non-Vested Incentive Common Shares, from the Grantee or the Grantee’s legal representatives, successors, assigns or transferees, as the case may be, in accordance with the terms set forth in Section 7.2 (such option is a “Misconduct Reacquisition Option”). In making such determination, the Board and/or the Manager shall act fairly and in good faith. The parties agree that the Company shall be deemed to have acted fairly and in good faith if it gives the Grantee an opportunity to appear and to be heard at a hearing before the Board and/or the Manager which may be limited to one day and may exclude the Grantee’s presence and vote when such hearing is being discussed by the other members of the Board; provided, however, that the Company is not required to have a hearing and may be deemed to have acted fairly and in good faith in the absence of a hearing. For purposes of this Section 7.1, the term “Misconduct” shall mean any one or more of the following: (a) the commission of an act of embezzlement, fraud or dishonesty; (b) the deliberate disregard of the rules or policies of the Company or any of its affiliates which results in material loss, damage or injury to the Company or any affiliate, whether directly or indirectly; (c) the unauthorized disclosure of any trade secret or confidential information of the Company or any of its affiliates; (d) the material breach by the grantee of any agreement with the Company or any of its affiliates, including without limitation any non-disclosure or non-competition agreement between the Grantee and the Company or any of its affiliates; or (e) the willful and continuing or repeated failure by the Grantee to perform his or her material responsibilities to the Company or any of its affiliates.

7.2 Method of Exercising Misconduct Reacquisition Option. If the Company exercises the Misconduct Reacquisition Option to reacquire any Incentive Common Shares as set forth herein, the Company shall give the Grantee notice specifying the number of Incentive Common Shares that the Company is electing to reacquire (“Notice of Misconduct Reacquisition”), which notice shall be signed by an officer of the Company and delivered as provided in Section 10.1 of this Agreement. The reacquisition of such Incentive Common Shares shall be effective on the date of the Notice of Misconduct Reacquisition, and the Grantee shall have no further title, rights to, or interest in such Incentive Common Shares as of such date. If the Company has issued Incentive Common Share certificates, then the Grantee, or the Grantee’s legal representative, shall promptly deliver to the Company the certificate or certificates representing all of the Incentive Common Shares to be reacquired, duly endorsed, with signature guarantee.

7.3 Reacquisition Option for Vested Incentive Common Shares. Upon the voluntary or involuntary termination of the Grantee’s employment or other (non-employee) service relationship with the Company or any Related Company for any reason or no reason (and whether such termination constitutes a Termination Event or otherwise), provided that such termination occurs prior to the date of the Company’s Initial Public Offering (as defined in Section 8.1 of this Agreement), the Company shall have the option, but not the obligation, exercisable within 180 days following the date of termination, to reacquire from the Grantee, or the Grantee’s legal representatives, successors, assigns or transferees, as the case may be, all or any portion of the Grantee’s Vested Incentive Common Shares for a price (the “Purchase Price”) equal to the excess (if any) of the then-current full fair market value of such Vested Incentive Common Shares over the portion (if any) of their Deemed Liquidation Value that has not previously been distributed to such holder pursuant to the terms of the LLC Agreement (such option to reacquire Vested Incentive Common Shares being hereinafter referred to as the “Market-Value Reacquisition Option”).

7.4 Method of Exercising Market-Value Reacquisition Option. If the Company exercises the Market-Value Reacquisition Option to reacquire any of the Vested Incentive Common Shares as set forth herein, the Company shall give the Grantee notice specifying the number of Vested Incentive Common Shares that the Company is electing to reacquire (“Notice of Market-Value Reacquisition”), which notice shall be signed by an officer of the Company and delivered as provided in Section 10.1 of this Agreement. The reacquisition of such Incentive Common Shares shall be effective on the date the Company tenders payment in full for such Incentive Common Shares, and the Grantee shall have no further title or rights to or interest in such Incentive Common Shares as of such date. If the Company has issued Incentive Common Share certificates, then the Grantee, or the Grantee’s legal representative, shall promptly deliver to the Company the certificate or certificates representing all of the Vested Incentive Common Shares to be reacquired, duly endorsed, with signature guarantee. The Purchase Price shall be determined by the Board and shall be payable in full on the date selected by the Company for consummating its Market-Value Reacquisition Option, which shall be within a reasonable time after the Notice of Market-Value Reacquisition is given, and in any event within thirty (30) days after the end of the 180-day option period set forth in the first paragraph of this section. The Board’s good-faith determination of the Purchase Price shall be conclusive and binding on both parties.

8. Restrictions on Transfer; Other Obligations. Grantee acknowledges that he is subject to restrictions on transfer and other obligations with respect to the Incentive Common Shares under the LLC Agreement, including without limitation Sections 8 and 13 of the LLC Agreement.

9. LLC Agreements. On the date of execution of this Agreement, the Grantee shall also execute and deliver to the Company, if the Grantee is not then a Member under the LLC Agreement, an Instrument of Accession in the form attached hereto as Exhibit A.

10. Miscellaneous.

10.1 Notices. Any notice or demand which is required or permitted to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, facsimile (with transmission confirmation) or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

If to the Company:	GENO LLC

GeNO LLC 45 First Avenue Waltham, MA 02451 Attn: President Facsimile: (321) 785-2605

If to the Grantee:	The address of the Grantee set forth on the signature page hereto.

10.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws principles thereof.

10.3 Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by either party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law, in equity or otherwise. This Agreement may not be amended except in a writing signed by the parties hereto.

10.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto.

10.5 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms; provided, however, that this Agreement continues to reasonably and substantially reflect the intent of the parties expressed herein, taking into account the exclusion of such unenforceable provision.

10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

10.7 Entire Agreement; Incentive Common Shares in Lieu of Options. This Agreement, together with the LLC Agreement and the Plan represent the complete agreement of the parties as of the date hereof with respect to the transactions contemplated hereby and supersede all prior agreements and understandings relating to the subject matter hereof.

10.8 Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

10.9 [Tax Election. The acquisition of the Incentive Common Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Under current law, such election may be filed only within thirty (30) days after the date of acquisition of the Incentive Common Shares by the Grantee. The Grantee should consult with his or her tax advisor to determine the tax consequences of acquiring the Incentive Common Shares and the advantages and disadvantages of filing an election under Section 83(b) of the Code. The Grantee acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Grantee requests the Company or its representatives to make this filing on his or her behalf.]

IN WITNESS WHEREOF, this Participation Agreement has been executed as of the date first above written.

GENO LLC

By:
Name:
Title:

GRANTEE:

Name
Address:

Participation Agreement - Signature Page